CREDIT DOCUMENTS AMENDMENT AGREEMENT dated
                           as of February 9, 1995, among AMERICAN STANDARD COMPANIES INC., formerly known as ASI Holding Corporation, a Delaware corporation ("Holding"); AMERICAN STANDARD INC., a Delaware corporation ("ASI"); the Domestic Subsidiaries of ASI and the Foreign Subsidiaries of ASI listed in Schedule I, the "ASI Subsidiaries" and, together with Holding and ASI, the "ASI Parties") and CHEMICAL BANK, as Administrative Agent and as Collateral Agent for the Lenders party to the Credit Agreement referred to below. (in such capacity, the "Collateral Agent").


                             Preliminary Statement

                                            A. Holding, ASI and certain ASI
                           Subsidiaries are parties to a Credit Agreement dated as of June 1, 1993 (as amended and in effect immediately prior to the effectiveness of the transactions contemplated by the Assignment and Amendment Agreement referred to below, the "1993 ASI Credit Agreement"), with the lenders party thereto (the "Original Lenders"). Such ASI Parties desire to amend and restate the 1993 ASI Credit Agreement and to restructure all outstanding loans and commitments thereunder (including by providing for the repayment of certain of such loans).

                                            B. Certain of the Original Lenders
                           and certain other lenders (collectively, the "Continuing Lenders") are willing (a) to amend and restate the 1993 ASI Credit Agreement in the form of the Amended and Restated Credit Agreement being executed and delivered on the date hereof (the "Amended and Restated Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement), among such ASI Parties and the Continuing Lenders, and (b) to restructure the outstanding loans and commitments under the 1993 ASI Credit Agreement, such amendment, restatement and restructuring to be effected on the terms and conditions set forth in the Assignment and Amendment Agreement dated as of the date hereof (the "Assignment and Amendment Agreement") among such ASI Parties, the Original Lenders and the Continuing Lenders.

                                            C. The parties desire that certain
                           of the guarantees of, and security interests securing, obligations under the 1993 ASI Credit Agreement and the other "Credit Documents" as defined therein (collectively, the "Credit Documents") be amended to the extent provided herein and, in such original or amended form (as applicable), continue to



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                           guarantee and to secure obligations under the Amended
                           and Restated Credit Agreement and the Credit
                           Documents.

                                            Accordingly, the parties hereto
                           hereby agree as follows:

                           I.  AMENDMENT

                                            SECTION 1.01. Amendment and
                           Restatement. Except as provided in Section 1.03, on the Effective Date (as defined in the Assignment and Amendment Agreement) and upon the consummation of the assignments referred to therein, (1) any reference in any Credit Document to (a) the term "Credit Agreement" or "1993 Credit Agreement" or any term in English or a language other than English including either of the foregoing or having a meaning comparable thereto shall be amended to refer to the Amended and Restated Credit Agreement (as such agreement may be amended, modified or supplemented and in effect from time to time), (b) the term "Credit Document" or any term in English or a language other than English including the foregoing or having a meaning comparable thereto shall be amended to refer to the Credit Document as amended (if applicable) hereby (as such agreement may be amended, modified or supplemented and in effect from time to time) and (c) an agreement which is a Credit Document shall be amended to refer to such agreement as amended, modified or supplemented and in effect from time to time, and (2) the definition of any term defined in any Credit Document by reference to the terms defined in the 1993 ASI Credit Agreement shall be amended to be defined by reference to the defined term in the Amended and Restated Credit Agreement, as the same may be amended, modified or supplemented and in effect from time to time. Notwithstanding any provision of this Agreement, the provisions of the existing Credit Documents (as in effect immediately prior to the date hereof), including all defined terms used therein, will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Effective Date. Except as expressly amended hereby (if applicable), the Credit Documents shall continue in full force and effect for the benefit of the Continuing Lenders.

                                            SECTION 1.02 Confirmation. Subject
                           to Section 1.03, Holding, ASI and each ASI Subsidiary executing this Agreement confirm their respective guarantees, pledges and grants of security interests, as applicable, and agree that such guarantees, pledges and grants of security interests shall accrue to the benefit of the Continuing Lenders under the Amended and Restated Credit Agreement.

                                            SECTION-1.03 Exception. The
                           provisions of this Agreement shall not apply to the Credit Documents listed in Schedule II (the "Excepted Credit Documents") and any amendment of or reference to the amendment of Credit Documents herein shall not include or effect any amendment to, or confirmation of, or affect any representation in respect of, any of the Excepted Credit Documents, which shall remain in full force and effect without amendment or confirmation.


                           II.  REPRESENTATIONS AND WARRANTIES

                                            Holding, ASI and each of the ASI
                           Subsidiaries represents and warrants to the Collateral Agent that it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity or, in the case of the Foreign Subsidiaries, applicable laws disclosed in legal opinions delivered pursuant to the 1993 ASI Credit Agreement or the Amended and Restated Credit Agreement, as applicable. Holding and ASI represent and warrant to the Collateral Agent that Schedules I and III comprise a true and complete list of the Domestic Subsidiaries and the Foreign Subsidiaries which are (or are under the 1993 ASI Credit Agreement or the Amended and Restated Credit Agreement required to be), as of the date of this Agreement, parties to any Domestic or Foreign Guarantee, any Domestic Securities Pledge Agreement or any Domestic or Foreign Security Agreement.


                           III.  MISCELLANEOUS

                                           SECTION 3.01.  Successors and Assigns
                           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                                            SECTION 3.02.  APPLICABLE LAW.  THIS
                           AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO NEW YORK'S CONFLICTS OF LAWS PROVISIONS (OTHER THAN NEW YORK STATE GENERAL OBLIGATIONS LAW S 5-1401) EXCEPT AS REQUIRED

                           BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS CREATED UNDER ANY CREDIT DOCUMENT OR REMEDIES THEREUNDER IN RESPECT OF ANY PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, TO THE EXTENT THIS AGREEMENT AMENDS OR OTHERWISE AFFECTS ANY DOCUMENT OR AGREEMENT GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SUCH JURISDICTION.

                                 SECTION 3.03. Amendment. This Agreement may be
                           waived, modified or amended only by a written agreement executed by each of the parties hereto.

                                            SECTION 3.04. Counterparts. This
                           Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

                                            SECTION 3.05. No Novation. Neither
                           this Agreement nor the execution, delivery or effectiveness of the Amended and Restated Credit Agreement or the Assignment and Amendment Agreement shall extinguish the obligations for the payment of money outstanding under the 1993 ASI Credit Agreement or the Amended and Restated Credit Agreement or discharge or release the Lien or priority of any pledge agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the 1993 ASI Credit Agreement or the Amended and Restated Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Amended and Restated Credit Agreement, the Assignment and Amendment Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Borrower or any Guarantor or any Pledgor under any Credit Document from any of its obligations and liabilities as a "Borrower", "Guarantor" or "Pledgor" under the 1993 ASI Credit Agreement or the Credit Documents. Each of the 1993 ASI Credit Agreement and the Credit Documents shall remain in full force and effect, until (as applicable) and except to any

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                           extent modified hereby or by the Assignment and
                           Amendment Agreement or in connection herewith or therewith.

                                    SECTION 3.06. Effectiveness. This Agreement
                           shall become effective as to each signatory and the Credit Documents to which it is a party upon receipt by the Collateral Agent of such signatory's executed signature page.

                                            IN WITNESS WHEREOF, each of the
                           parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.


                                               AMERICAN STANDARD COMPANIES INC.,

                                                       by
                                                         /s/ Thomas S. Battaglia
                                                       Name: Thomas S. Battaglia
                                                       Title: Vice President and
                                                                       Treasurer


                                                         AMERICAN STANDARD INC.,

                                                         by
                                                         /s/ Thomas S. Battaglia
                                                       Name: Thomas S. Battaglia
                                                       Title: Vice President and
                                                                       Treasurer


                                                  AMERICAN STANDARD CREDIT INC.,

                                                         by
                                                         /s/ Thomas S. Battaglia
                                                       Name: Thomas S. Battaglia
                                                       Title: Vice President and
                                                                       Treasurer


                                                                A-S ENERGY INC.,

                                                          by
                                                           /s/ Mary Jane Mahoney
                                                         Name: Mary Jane Mahoney
                                                           Title: Vice President







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                                                            SAU CORP.,

                                                            by
                                                                /s/ Israel Stein
                                                              Name: Israel Stein
                                                           Title: Vice President


                                            WABCO WESTINGHOUSE CIS HOLDING INC.,

                                                         by
                                                         /s/ Thomas S. Battaglia
                                                       Name: Thomas S. Battaglia
                                                                Title: Treasurer

                                                 AMERICAN RADIATOR & STANDARD
                                                        SANITARY CORPORATION
                                                 AMERICAN STANDARD INTERNATIONAL
                                                        INC.
                                                 AMERICAN STANDARD TRANE, LTD.
                                                 AMSTAN INTERNATIONAL LTD.
                                                 AMSTAN CORPORATION
                                                 AMSTAN TRUCKING INC.
                                                 CARDWELL WESTINGHOUSE COMPANY
                                                 DFM CORPORATION
                                                 FLUID POWER INC.
                                                 FWJ INC.
                                                 IDEAL-STANDARD INC.
                                                 IT HOLDINGS INC.
                                                 MWM CORPORATION
                                                 NETHER HOLDINGS INC.
                                                 REEFCO INC.
                                                 STANDARD SANITARY MANUFACTURING
                                                         COMPANY
                                                 THE HERMANN SAFE COMPANY
                                                 THE TRANE COMPANY (DELAWARE)
                                                 THE TRANE COMPANY (NEVADA)
                                                 TRANE EXPORT, INC.
                                                 TRANE HELLAS, INC.
                                                 UNIVERSAL RAILWAY DEVICES
                                                          COMPANY
                                                 U.S. RAILWAY INC.
                                                 WABCO AUTOMOTIVE CONTROL
                                                           SYSTEMS INC.
                                                 WABCO COMPANY
                                                 WABCO STANDARD EXPORT LTD.
                                                 WESTINGHOUSE AIR BRAKE
                                                 INTERNATIONAL CORPORATION
                                                 WORLD STANDARD LTD.,

                                                          by
                                                         /s/ Thomas S. Battaglia
                                                       Name: Thomas S. Battaglia
                                                       Title: Vice President and
                                                                  Treasurer







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                                                   A-S THAI HOLDINGS LTD.
                                                  (formerly known as TOENSING
                                                   CHART SUPPLY, INC.)
                                                     A.L. RAND INC.
                                                     CAG INC.
                                                     COMPROMISE HOLDINGS, CORP.
                                                     CURTIS ALCORN CORP.
                                                     DOMINO DOPANT INC.
                                                     IAS INC.
                                                     IVES REP, INC.
                                                     LOCUS COERULEUS, CORP.
                                                     M.C. CAPSULE INC.
                                                     MCDERMOTT SIZING CORP.
                                                     MONGRUE & SONS, INC.
                                                     PAMMEL CREEK CORP.
                                                     S.S. FROSCA & CO.
                                                     TWITTY & CO.,

                                                       by
                                                         /s/ Israel Stein
                                                       Name: Israel Stein
                                                       Title: Vice President

                                           AMERICAN STANDARD PHILIPPINE
                                               HOLDINGS INC.
                                          AMERICAN STANDARD (UK) LIMITED
                                             CLAYTON DEWANDRE HOLDINGS
                                                         LIMITED
                                                     IDEAL STANDARD GMBH
                                                     IDEAL STANDARD LIMITED
                                                     IDEAL STANDARD S.A. DE C.V.
                                                     IDEAL STANDARD S.P.A.
                                                     IDEAL STANDARD WABCO
                                                     INDUSTRIA E COMMERCIO LTDA.
                                                     NETHER HOLDINGS INC.
                                                     SOCIETE TRANE
                                                     STANDARD EUROPE
                                                     THE BRIDGE FOUNDRY CO.
                                                                       LIMITED
                                                     TRANE BETEILIGUNGS-GMBH
                                                     TRANE DEUTSCHLAND GMBH
                                                     TRANE S.A.
                                                     TRANE (UK) LIMITED
                                                     WABCO AUTOMOTIVE (UK)
                                                                      LIMITED
                                                     WABCO GMBH
                                                     WABCO STANDARD GMBH
                                                     WABCO STANDARD TRANE B.V.
                                                     WABCO WESTINGHOUSE A.G.
                                                     WABCO WESTINGHOUSE B.V.
                                                     WABCO WESTINGHOUSE GMBH
                                                     WABCO WESTINGHOUSE SPRING
                                                       BRAKES B.V.
                                                 WESTINGHOUSE AIR BRAKE BRASIL
                                                       S.A.

                                                       by
                                                      /s/ Thomas S. Battaglia
                                                    Name: Thomas S. Battaglia
                                                          Attorney-in-Fact

                                                   WABCO STANDARD TRANE INC.

                                                      by
                                                       /s/ Israel Stein
                                                       Name: Thomas S. Battaglia
                                                      Authorized Signing Officer





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                                                     CHEMICAL BANK, individually
                                                         and as Collateral Agent

                                                          by
                                                            /s/ Robert K. Gaynor
                                                          Name: Robert K. Gaynor
                                                           Title: Vice President